UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

KBR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers.

On March 30, 2021, James R. Blackwell confirmed to KBR, Inc. (“KBR”) that he will be retiring from the KBR Board of Directors (“Board”) effective May 19, 2021, at KBR’s 2021 Annual Meeting of Stockholders.

Mr. Blackwell’s almost seven-year service on the Board began in August 2014.  During his tenure, Mr. Blackwell served on every Board committee, and he currently serves as the Chairman of our Nominating and Corporate Governance Committee.

Stuart Bradie, KBR President and Chief Executive Officer, commented, “I would like to thank Jim for his invaluable service as a member of our Board.  I am grateful for Jim’s contributions to KBR during his tenure and wish him all the best in his retirement.”

General Lester Lyles, KBR Chairman of the Board, commented, “Jim has been an exemplary corporate Board member: trusted experience in corporate governance, extensive knowledge in program delivery and relevant technical fields, and dedicated loyalty to the fiduciary responsibilities of a Board.  Moreover, Jim has been both a friend and an astute advisor to everyone on the KBR Board.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: April 5, 2021	By:	/s/ Adam M. Kramer
	Name:	Adam M. Kramer
	Title:	Vice President, Corporate Secretary & Sustainability